      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1999


                                                      REGISTRATION NO. 333-82029

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                 PRE-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             @ ENTERTAINMENT, INC.

             (Exact name of Registrant as Specified in Its Charter)

            DELAWARE                            4841                           06-1487156
(State or Other Jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 Incorporation or Organization)         Classification Code)              Identification No.)

                            ------------------------

                              ONE COMMERCIAL PLAZA
                            HARTFORD, CT 06103-3585
                                 (860) 549-1674
       (Address, including zip code and telephone number, including area code, or registrant's principal executive offices)

                             ROBERT E. FOWLER, III
                             @ ENTERTAINMENT, INC.
                              ONE COMMERCIAL PLAZA
                            HARTFORD, CT 06103-3585
                                 (860) 549-1674
(Name, address, including zip code and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:
                               MARC R. PAUL, ESQ.
                                BAKER & MCKENZIE
                          815 CONNECTICUT AVENUE, N.W.
                             WASHINGTON, D.C. 20006
                                 (202) 452-7034
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    EXPLANATORY NOTE: This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-82029) of @ Entertainment, Inc. is filed solely for the purpose of filing Exhibit 12 and therefore only Part II of the Registration Statement is included herein.



                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following are the estimated expenses (other than underwriting discounts and commissions) of the issuance and distribution of the securities being registered to be paid by our company.

Securities and Exchange Commission registration fee...............  $  35,458
Printing and engraving expenses...................................  $  50,000
Accounting fees and expenses......................................  $  15,000
Blue Sky fees and expenses........................................  $   1,500
Listing fees......................................................  $  17,500
Counsel Fees......................................................  $  25,000
Miscellaneous.....................................................  $   5,000
Total.............................................................  $ 149,458

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933.

    @ Entertainment's Bylaws provide for the indemnification of directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law and authorize the indemnification by @ Entertainment of other officers, employees and other agents as set forth in the Delaware General Corporation Law. @ Entertainment has entered into, or will enter into, indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in @ Entertainment's Bylaws. The Purchase Agreement filed as Exhibit 1.1 and the Registration Rights Agreements filed as Exhibit 4.5 to this registration statement provides for indemnification by Merrill Lynch and Deutsche Bank of @ Entertainment and its officers and directors for certain liabilities arising under the Securities Act of 1933 or otherwise. The Purchase Agreements filed as Exhibits 1.2 and 1.3 and the Registration Rights Agreements filed as Exhibit 4.4 and 4.6 to this registration statement provides for indemnification by Morgan Grenfell Private Equity Limited on behalf of Morgan Grenfell Development Capital Syndication Limited and by Arnold Chase, Cheryl Chase and Rhoda Chase and The Darland Trust, as applicable of @ Entertainment and its officers and directors for certain liabilities arising under the Securities Act of 1933 or otherwise.

    The merger agreement provides that, from and after the effective time of the merger, UPC and the surviving corporation will jointly and severally indemnify, defend and hold harmless certain individuals specified on the Company Disclosure Statement, and each of the present and former officers and directors of ours and any of our subsidiaries, former subsidiaries and our predecessors, and any person who is or was serving at our request as an officer, director or employee or agent of another person or entity (collectively, the "Indemnified Parties"),against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or before the effective time of the merger (including the transactions contemplated by the merger agreement) to the fullest extent permitted under applicable law (and shall also, subject to certain limitations, advance expenses as incurred to the fullest extent permitted under applicable law; PROVIDED that, the person to whom expenses are advanced provides an undertaking reasonably satisfactory to us to repay such advances if it is ultimately determined that such person is not entitled to indemnification); PROVIDED, HOWEVER, that such indemnification shall be provided only to the extent any directors' and officers' liability insurance policy of our company or our subsidiaries does not provide coverage and actual payment thereunder with respect to the matters that would otherwise be subject to indemnification hereunder (it being understood that UPC or the surviving corporation shall, subject to certain limitations, advance expenses on a current basis as provided in this paragraph notwithstanding such insurance coverage to the extent that payments thereunder have not yet been made, in which case UPC or the surviving corporation, as the case may be, shall be entitled to repayment of such advances from the proceeds of such insurance coverage).UPC and surviving corporation have agreed that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Claim"), existing in favor of the Indemnified Parties as provided in our Amended and Restated Certificate of Incorporation or By-Laws or pursuant to other agreements, or certificates of incorporation or by-laws or other similar documents of any of our subsidiaries, as in effect as of the date of the merger agreement, with respect to matters occurring through the effective time of the merger, shall survive the merger and shall continue in full force and effect for a period of not less than six years from the effective time of the merger; PROVIDED, HOWEVER, that all rights to indemnification in respect of any Claim asserted, made or commenced within such period shall continue until the final disposition of such Claim. The merger agreement also provides that the surviving corporation shall maintain in effect for not less than six years after the effective time of the merger the current policies of directors' and officers' liability insurance maintained by us and our subsidiaries with respect to matters occurring before the effective time of the merger; PROVIDED, HOWEVER, that in no event shall UPC be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by us for such insurance; PROVIDED, FURTHER, HOWEVER, that the surviving corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties with an insurance company or companies, the claims paying ability of which is substantially equivalent to the claims paying ability of the insurance company or companies providing such insurance coverage for directors and officers of UPC.

    Officers and directors of @ Entertainment will be covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from any alleged "wrongful act" including any alleged error or misstatement or misleading statement, or wrongful act or omission or neglect or breach of duty.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) The following is a complete list of exhibits filed as part of this registration statement, which are incorporated herein.


  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
       1.1   Purchase Agreement dated January 22, 1998 between @Entertainment and Merrill Lynch & Co., Merrill Lynch,
             Pierce, Fenner & Smith Incorporated, and Deutsche Bank Securities Inc. relating to 256,800 units consisting of 14 1/2% Senior Discount Notes due 2009 and 1,027,000 warrants to purchase an aggregate of
             1,813,665 shares of common stock. (Incorporated by reference to Exhibit 1.1 of @Entertainment's
             Registration Statement on Form S-4, Registration No. 333-72361.)

       1.2   Form of Purchase Agreement dated January 22, 1999, between @Entertainment and Arnold Chase, Cheryl
             Chase, and Rhoda Chase relating to 5000 shares of Series B 12% Cumulative Preference Stock and 5,000 warrants to purchase an aggregate of 4,950,000 shares of Common Stock.*

       1.3   Form of Purchase Agreement dated January 22, 1999, between @Entertainment and Morgan Grenfell Private
             Equity Limited on behalf of Morgan Grenfell Development Capital Syndication Limited relating to 45,000 shares of Series A 12% Cumulative Preference Stock and 45,000 Warrants to Purchase an Aggregate of
             4,950,000 Shares of Common Stock.*

       2.1   Contribution Agreement among Polish Investment Holdings, LP ("PIHLP"), ECO Holdings Limited Partnership
             ("ECO"), Roger M. Freedman, Steele LLC, the AESOP Fund LP, the Cheryl Anne Chase Marital Trust (the
             "CACMT") and @Entertainment, dated as of June 22, 1997. (Incorporated by reference to Exhibit 2.1 of
             @Entertainment's Registration Statement on Form S-1, Registration No. 333-29869)

       2.2   Purchase Agreement among ECO, @Entertainment, and L. Ciesla International, Inc., dated as of June 22,
             1997. (Incorporated by reference to Exhibit 2.2 of @Entertainment's Registration Statement on Form S-1,
             Registration No. 333-29869)

       2.3   Merger Agreement and Plan of Merger among @Entertainment, Inc., United-Pan Europe Communications N.V.,
             and Bison Acquisition Corp., dated as of June 2, 1999 (Incorporated by reference to Exhibit (c)(1) of
             @Entertainment, Inc.'s Schedule 14D-9)

       2.4   Form of Common Stockholder Agreement, dated as of June 2, 1999, between United-Pan Europe Communications
             N.V., Bison Acquisition Corp. and certain common stockholders of @Entertainment, Inc.*

       2.5   Form of Preferred Stockholder Agreement, dated as of June 2, 1999, among United-Pan Europe
             Communications N.V., Bison Acquisition Corp. and each of the holders of Preference Shares of
             @Entertainment, Inc.*

       2.6   Confidentiality Agreement between @Entertainment, Inc. and United Pan-Europe Communications N.V., dated
             April 12, 1999 (Incorporated by reference to Exhibit (c)(2) of @Entertainment, Inc.'s Schedule 14D-9)

       4.1   Form of Indenture dated as of January 27, 1999 between @Entertainment and Bankers Trust Company relating to @Entertainment's 14 1/2% Senior Discount Notes due 2009 and its 14 1/2% Series B Senior Discount
             Notes due 2009.*

  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
       4.2   Warrant Agreement, dated as of January 27, 1999 by and between @Entertainment and Bankers Trust Company, relating to 1,027,200 warrants to purchase an aggregate of 1,813,665 shares of common stock.
             (Incorporated by reference to Exhibit 4.6 of @Entertainment, Inc.'s Annual Report on Form 10-K for the
             year ended December 31, 1998.)

       4.3   Form of Preference Warrant Agreement, dated as of January 27, 1999 by and between @Entertainment and
             Bankers Trust Company, relating to 5,500,000 warrants to purchase an aggregate of 5,000,000 shares of common stock.*

       4.4   Preference Registration Rights Agreement, dated as of January 27, 1999 among @Entertainment and Morgan
             Grenfell Private Equity Limited on behalf of Morgan Grenfell Development Capital Syndication Limited,
             Arnold Chase, Cheryl Chase, Rhoda Chase and The Darland Trust. (Incorporated by reference to Exhibit
             4.11 of @Entertainment, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.)

       4.5   Warrant Registration Rights Agreement dated as of January 27, 1999 between @Entertainment and Merrill
             Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities and Deutsche
             Bank Securities Inc. (Incorporated by reference to Exhibit 4.13 of @Entertainment, Inc.'s Annual Report
             on Form 10-K for the year ended December 31, 1998.)

       4.6   Form of Preference Warrant Registration Rights Agreement, dated as of January 27, 1999 among
             @Entertainment and Morgan Grenfell Private Equity Limited on behalf of Morgan Grenfell Development
             Capital Syndication Limited, Arnold Chase, Cheryl Chase, Rhoda Chase and The Darland Trust.*

       4.7   Certificate of Designations, Preferences and Rights of Series A 12% Cumulative Preference Shares and
             Series B 12% Cumulative Preference Shares. (Incorporated by reference to Exhibit 4.15 of @Entertainment,
             Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.)

       4.8   Form of Note Warrant (Contained in Warrant Agreement filed as Exhibit 4.2).

       4.9   Form of Preference Warrant (Contained in Preference Warrant Agreement filed as Exhibit 4.3).

       5.1   Opinion of Baker & McKenzie with respect to legality of the securities being registered.*

      12     Statement re computation of ratios.

      23.1   Consent of KPMG Polska sp. z.o.o. with respect to @Entertainment.*

      23.2   Consent of Baker & McKenzie with respect to the legality of the securities being registered (contained in Exhibit 5).

      24     Power of Attorney (included on the signature pages in Part II of this registration statement).

      27     Financial Data Schedule.*



* Filed previously


ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this pre-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of London, England on the 1st day of July, 1999.


                                @ ENTERTAINMENT, INC.

                                BY:          /s/ ROBERT E. FOWLER, III
                                     -----------------------------------------
                                               Robert E. Fowler, III
                                              CHIEF EXECUTIVE OFFICER


    In accordance with the requirements of the Securities Act of 1933, this pre-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates stated.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
  /S/ ROBERT E. FOWLER, III     Chief Executive Officer and
------------------------------    Director (Principal           July 1, 1999
    Robert E. Fowler, III         Executive Officer)

                                Chief Financial Officer
   /S/ DONALD MILLER-JONES        (Principal Financial and
------------------------------    Principal Accounting          July 1, 1999
     Donald Miller-Jones*         Officer)

      /S/ DAVID T. CHASE        Director
------------------------------                                  July 1, 1999
       David T. Chase*

     /S/ ARNOLD L. CHASE        Director
------------------------------                                  July 1, 1999
       Arnold L. Chase*

       /S/ DAVID CHANCE         Director
------------------------------                                  July 1, 1999
        David Chance*

                                Director
------------------------------
       Samuel Chisholm

    /S/ AGNIESZKA HOLLAND       Director
------------------------------                                  July 1, 1999
      Agnieszka Holland*

    /S/ SCOTT A. LANPHERE       Director
------------------------------                                  July 1, 1999
      Scott A. Lanphere*

     /S/ JERZY Z. SWIRSKI       Director
------------------------------                                  July 1, 1999
      Jerzy Z. Swirski*




*By Power of Attorney:

/s/ ROBERT E. FOWLER, III
-------------------------------
Robert E. Fowler, III
ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
       1.1   Purchase Agreement dated January 22, 1998 between @Entertainment and Merrill Lynch & Co., Merrill Lynch,
             Pierce, Fenner & Smith Incorporated, and Deutsche Bank Securities Inc. relating to 256,800 units consisting of 14 1/2% Senior Discount Notes due 2009 and 1,027,000 warrants to purchase an aggregate of
             1,813,665 shares of common stock. (Incorporated by reference to Exhibit 1.1 of @Entertainment's
             Registration Statement on Form S-4, Registration No. 333-72361.)

       1.2   Form of Purchase Agreement dated January 22, 1999, between @Entertainment and Arnold Chase, Cheryl
             Chase, and Rhoda Chase relating to 5000 shares of Series B 12% Cumulative Preference Stock and 5,000 warrants to purchase an aggregate of 4,950,000 shares of Common Stock.*

       1.3   Form of Purchase Agreement dated January 22, 1999, between @Entertainment and Morgan Grenfell Private
             Equity Limited on behalf of Morgan Grenfell Development Capital Syndication Limited relating to 45,000 shares of Series A 12% Cumulative Preference Stock and 45,000 Warrants to Purchase an Aggregate of
             4,950,000 Shares of Common Stock.*

       2.1   Contribution Agreement among Polish Investment Holdings, LP ("PIHLP"), ECO Holdings Limited Partnership
             ("ECO"), Roger M. Freedman, Steele LLC, the AESOP Fund LP, the Cheryl Anne Chase Marital Trust (the
             "CACMT") and @Entertainment, dated as of June 22, 1997. (Incorporated by reference to Exhibit 2.1 of
             @Entertainment's Registration Statement on Form S-1, Registration No. 333-29869)

       2.2   Purchase Agreement among ECO, @Entertainment, and L. Ciesla International, Inc., dated as of June 22,
             1997. (Incorporated by reference to Exhibit 2.2 of @Entertainment's Registration Statement on Form S-1,
             Registration No. 333-29869)

       2.3   Merger Agreement and Plan of Merger among @Entertainment, Inc., United-Pan Europe Communications N.V.,
             and Bison Acquisition Corp., dated as of June 2, 1999 (Incorporated by reference to Exhibit (c)(1) of
             @Entertainment, Inc.'s Schedule 14D-9)

       2.4   Form of Common Stockholder Agreement, dated as of June 2, 1999, between United-Pan Europe Communications
             N.V., Bison Acquisition Corp. and certain common stockholders of @Entertainment, Inc.*

       2.5   Form of Preferred Stockholder Agreement, dated as of June 2, 1999, among United-Pan Europe
             Communications N.V., Bison Acquisition Corp. and each of the holders of Preference Shares of
             @Entertainment, Inc.*

       2.6   Confidentiality Agreement between @Entertainment, Inc. and United Pan-Europe Communications N.V., dated
             April 12, 1999 (Incorporated by reference to Exhibit (c)(2) of @Entertainment, Inc.'s Schedule 14D-9)

       4.1   Form of Indenture dated as of January 27, 1999 between @Entertainment and Bankers Trust Company relating to @Entertainment's 14 1/2% Senior Discount Notes due 2009 and its 14 1/2% Series B Senior Discount
             Notes due 2009.*

       4.2   Warrant Agreement, dated as of January 27, 1999 by and between @Entertainment and Bankers Trust Company, relating to 1,027,200 warrants to purchase an aggregate of 1,813,665 shares of common stock.
             (Incorporated by reference to Exhibit 4.6 of @Entertainment, Inc.'s Annual Report on Form 10-K for the
             year ended December 31, 1998.)

       4.3   Form of Preference Warrant Agreement, dated as of January 27, 1999 by and between @Entertainment and
             Bankers Trust Company, relating to 5,500,000 warrants to purchase an aggregate of 5,000,000 shares of common stock.*

  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
       4.4   Preference Registration Rights Agreement, dated as of January 27, 1999 among @Entertainment and Morgan
             Grenfell Private Equity Limited on behalf of Morgan Grenfell Development Capital Syndication Limited,
             Arnold Chase, Cheryl Chase, Rhoda Chase and The Darland Trust. (Incorporated by reference to Exhibit
             4.11 of @Entertainment, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.)

       4.5   Warrant Registration Rights Agreement dated as of January 27, 1999 between @Entertainment and Merrill
             Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities and Deutsche
             Bank Securities Inc. (Incorporated by reference to Exhibit 4.13 of @Entertainment, Inc.'s Annual Report
             on Form 10-K for the year ended December 31, 1998.)

       4.6   Form of Preference Warrant Registration Rights Agreement, dated as of January 27, 1999 among
             @Entertainment and Morgan Grenfell Private Equity Limited on behalf of Morgan Grenfell Development
             Capital Syndication Limited, Arnold Chase, Cheryl Chase, Rhoda Chase and The Darland Trust.*

       4.7   Certificate of Designations, Preferences and Rights of Series A 12% Cumulative Preference Shares and
             Series B 12% Cumulative Preference Shares. (Incorporated by reference to Exhibit 4.15 of @Entertainment,
             Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.)

       4.8   Form of Note Warrant (Contained in Warrant Agreement filed as Exhibit 4.2).

       4.9   Form of Preference Warrant (Contained in Preference Warrant Agreement filed as Exhibit 4.3).

       5.1   Opinion of Baker & McKenzie with respect to legality of the securities being registered.*

      12     Statement re computation of ratios.

      23.1   Consent of KPMG Polska sp. z.o.o. with respect to @Entertainment.*

      23.2   Consent of Baker & McKenzie with respect to the legality of the securities being registered (contained in Exhibit 5).

      24     Power of Attorney (included on the signature pages in Part II of this registration statement).

      27     Financial Data Schedule.*



*   Filed previously.